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                                                                     EXHIBIT 5.1

                                      August 20, 1997



Jones Intercable, Inc.
9697 East Mineral Avenue
Englewood, Colorado  80112

Re:  Jones Intercable, Inc. Class A Common Stock

Ladies and Gentlemen:

     I am Vice President/General Counsel of Jones Intercable, Inc., a Colorado corporation (the "Company"), and I have acted as counsel to it in connection with the authorization, issuance and sale by the Company of up to 9,200,000 shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"). The shares of Class A Common Stock have been registered with the Securities and Exchange Commission pursuant to a Form S-3 Registration Statement (No. 33-62537) declared effective November 27, 1995 (the "Registration Statement"). The Class A Common Stock will be sold by the Company to Lehman Brothers Inc. and Donaldson Lufkin & Jenrette Securities Corporation and the several other underwriters of the public offering of the shares of Class A Common Stock named in the underwriting agreement with respect thereto.

     In rendering this opinion, I have made such investigations of fact and examinations of law as I have deemed appropriate for the purposes of giving the opinion set forth herein. I have examined originals or copies, certified or otherwise identified to my satisfaction, of such records, documents, certificates and agreements as I have deemed necessary. This opinion is limited in all respects to the laws of the State of Colorado.
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Jones Intercable, Inc.
August 20, 1997
Page 2


     Based upon and subject to the foregoing, it is my opinion that the 9,200,000 shares of Class A Common Stock have been duly and validly authorized for issuance and, when issued and sold in accordance with the provisions of the underwriting agreement dated August 20, 1997, between the Company and Lehman Brothers Inc. and Donaldson Lufkin & Jenrette Securities Corporation, the Class A Common Stock will be validly issued, fully paid and non-assessable.

     I hereby consent to the reference to me under the heading "Legal Matters" in the Company's Prospectus Supplement dated August 20, 1997 and I further consent to the use of this opinion as an exhibit to a Form 8-K current report to be filed by the Company and to its incorporation by reference as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Elizabeth M. Steele
                                        ------------------------------
                                        Elizabeth M. Steele
                                        Vice President/General Counsel



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